                                                                   Exhibit 2.6

[BANQUE WORMS LETTERHEAD]



18 September 1996


Nam Tai Electronic & Electrical Products Ltd
Unit 513-520
No. 1 Hung To Road
Kwun Tong, Kowloon

Attn: Mr Maxwell Yeung, Director Finance & Administration


Dear Sirs

We are pleased to advise that the following credit facilities have been made available for NAM TAI ELECTRONIC & ELECTRICAL PRODUCTS LTD and/or NAM TAI ELECTRONIC (SHENZHEN) CO LTD until further notice:

CREDIT FACILITIES
Line (01)        US$7,000,000 (UNITED STATES DOLLARS SEVEN MILLION ONLY)

                 -  For opening letters of credit; and/or

                 -  For trust receipt loans up to 90 days; and/or

                 -  For issuing shipping guarantee under letters of credit issued by us; and/or

                 -  For discounting sight D/P bills drawn on customers acceptable to us; and/or

                 -  For short term loan up to 90 days and/or overdraft up to HK$7,800,000.

                 Sublimit 01-1
                 US$3,000,000 (UNITED STATES DOLLARS THREE MILLION ONLY)

                 - For a 3-year term loan ("the Loan") subject to the terms hereunder:

                 Borrower         :        Nam Tai Electronic & Electrical Products Ltd

                 Purpose          :        For acquisition of a minority stake in a company relating
                                           to the core business of Nam Tai Electronics Inc

                 Final Maturity   :        3 years from the date of first drawdown of the Loan

                 Availability     :        Within 12 months from the date of this letter

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18 September 1996
Nam Tai Electronic & Electrical Products Ltd
Nam Tai Electronic (Shenzhen) Co Ltd


                                      -2-

                 Repayment        :        the Loan shall be repaid by 6 equal semi-annual
                                           installments commencing 6 months from the date of
                                           first drawdown of the Loan

Line (02)        US$1,000,000 (UNITED STATES DOLLARS ONE MILLION ONLY)

                 - For negotiation of export bills under letters of credit with discrepancies supported by your letter of guarantee; and/or

                 - For advance against export bills up to 30 days under letters of credit sent for collection.

Line (03)        US$4,000,000 (UNITED STATES DOLLARS FOUR MILLION ONLY)

                 - For booking foreign exchange contracts up to 180 days.


COMMISSION AND INTEREST RATE

         (i)     L/C opening & in lieu of  -       1/4% for the first US$50,000
                 exchange commission               1/16% for balance up to US$100,000
                                                   1/24% for balance

         (ii)    Collection commission     -       1/8% for the first US$50,000
                                                   1/24% for balance

         (iii)   Bills interest            -       1/2% p.a. over our cost of funds

         (iv)    Short term loan interest  -       1% p.a. over our cost of funds

         (v)     Overdraft interest        -       1/4% p.a. over Prime

         (vi)    3-year term loan interest -       1 1/4% p.a. over our 1-, 2- or 3-month
                                                   cost of funds

         (vii)   Front end fee for 3-year  -       1/4% flat on the Loan amount, payable on
                 term loan                         acceptance of our offer by debiting your
                                                   USD call account in our bank

All interest rates are subject to fluctuation at our discretion.

                                                                              /3
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18 September 1996
Nam Tai Electronic & Electrical Products Ltd
Nam Tai Electronic (Shenzhen) Co Ltd


                                      -3-
CONDITIONS

The facilities may be drawn in currency other than United States Dollar as shall be specified by you by giving us not less than two days prior written notice provided that:-

(1) nothing herein shall impose on us any obligation to make advance in the currency requested, which shall in any event be subject to the availability of funds in such currency and we reserve the overriding right to refuse advance in the currency requested without assigning any reasons therefore;

(2) any amount drawn under the facilities and all interest thereon shall be repaid in the currency in which the said amount was drawn or in such other currency as shall be acceptable to us and in which event we have absolute discretion to decide the applicable conversion rate between the two currencies.

The availability of the credit facilities is subject to:-

For Line (01), (02) and (03)

(1) Corporate guarantee of Nam Tai Electronics Inc for US$8,400,000 for Nam Tai Electronic & Electrical Products Ltd and Nam Tai Electronic (Shenzhen) Co Ltd; and

(2) Nam Tai Electronics Inc undertakes that it will not and will procure that all its subsidiaries including but not limited to Nam Tai Electronic & Electrical Products Ltd and Nam Tai Electronic (Shenzhen) Co Ltd, will not pledge any of their existing or future assets to any third party; and

(3) Submission of audited annual and unaudited half yearly financial statements of Nam Tai Electronic & Electrical Products Ltd, Nam Tai Electronic (Shenzhen) Co Ltd and Nam Tat Electronics Inc for our review as soon as possible but no later than 180 days and 60 days from respective closing dates.

Additional condition for Sublimit 01-1

(4) Nam Tai Electronics Inc undertakes that it will maintain not less than US$60 million consolidated tangible net worth (excluding minority interests and revaluation surplus) at all times.

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18 September 1996
Nam Tai Electronic & Electrical Products Ltd
Nam Tai Electronic (Shenzhen) Co Ltd

                                      -4-

Usage of the above facilities is subject to our availability of funds and completion of our normal banking documentation as well as the usual requirement that there be no materially adverse changes in the financial conditions of your group. As a general banking practice, we reserve our overriding right of demand for repayment of principal plus interest.


LIEN AND SET OFF

We shall be entitled to exercise, without notice, our right of lien and our right to set off and combine your account(s) with us in or towards satisfaction of your indebtedness to us in respect to the facilities whenever due.

EXPENSES

You shall pay to us upon demand all costs, charges and expenses (including legal expenses on a full indemnity basis, stamp, registration, or other duties) incurred by us in connection with the enforcement of or preservation of any rights hereunder or in connection with the facilities.


GOVERNING LAW

The above facilities and this letter shall be governed by and construed in accordance with the Laws of Hong Kong.

This letter supersedes all our previous letters of facilities offer.

As a token of your understanding and acceptance of the above terms and conditions, please sign and return the duplicate of this letter together with your Board Resolutions authorizing borrowing from our bank under the aforesaid terms.

We thank you for this opportunity to be of continued service to you and look forward to a mutually beneficial relationship and closer working relationship with your group.


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18 September 1996
Nam Tai Electronic & Electrical Products Ltd
Nam Tai Electronic (Shenzhen) Co Ltd

                                 -5-


Yours faithfully
per pro BANQUE WORMS HONG KONG BRANCH



/s/  IRIS NGO                              /s/  JOSPEH HO
--------------------------------           -------------------------------
Iris Ngo                                   Jospeh Ho
Head of Corporate Banking                  Assistant Manager, Corporate Banking

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18 September 1996
Nam Tai Electronic & Electrical Products Ltd
Nam Tai Electronic (Shenzhen) Co Ltd

                                 -5-


Yours faithfully
per pro BANQUE WORMS HONG KONG BRANCH



/s/  IRIS NGO                              /s/  JOSPEH HO
--------------------------------           -------------------------------
Iris Ngo                                   Jospeh Ho
Head of Corporate Banking                  Assistant Manager, Corporate Banking



Accepted by      For and on behalf of
                 NAM TAI ELECTRONIC & ELECTRICAL PRODUCTS LIMITED

                             [SIG]
                 ------------------------------
                 Authorized Signature



------------------------------
Borrower: Nam Tai Electronic & Electrical Products Ltd
Date:


------------------------------
Borrower: Nam Tai Electronic (Shenzhen) Co Ltd
Date:


The terms and conditions of Banque Worms's offer to the Borrower of which this letter is a duplicate are agreed to by the undersigned.


      [SIG]
------------------------------
Guarantor: Nam Tai Electronics Inc.
Date: